EX 10.1A
AMENDMENT NO. 1 to EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of November 5, 2020 (the “Effective Date”) by and between Jay D. Debertin (the “Executive”) and CHS Inc. (the “Company”) and amends that certain Employment Agreement effective May 22, 2017 by and between Executive and the Company. All terms capitalized herein shall have the same meanings ascribed to them in the Agreement. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

WHEREAS, Executive and Company entered into the Agreement;

WHEREAS, Executive and Company desire to amend the Agreement to extend the term of the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties amend the Agreement as follows:

•Section 1 of the Agreement (“Term”) is amended by deleting the date “August 31, 2020” and inserting the date “August 31, 2023”.

Except as herein above modified, the terms and conditions of the Agreement shall remain in full force and effect.

This Amendment No. 1 may be executed in counterparts and signatures transmitted electronically shall be deemed to be original signatures.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Executive has executed this Agreement as of the day and year first above written.

CHS INC.		JAY D. DEBERTIN

By:

Name:	Daniel Schurr
Title:	Chair of the Board of Directors